UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): July 8, 2013

              Innovative Products Opportunities, Inc.
        (Exact name of registrant as specified in its charter)

        Delaware                        333-167667               42-1770123
(State or other jurisdiction    (Commission File Number)      (IRS Employer
        of incorporation)                                   Identification No.)

27141 Aliso Creek Road, Suite 235,
        Aliso Viejo, California
                                                  92656
(Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code: (347) 789-7131

                        None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-Written communications pursuant to Rule 425 under the Securities Act
                (17 CFR 230.425)

-Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                (17 CFR 240.14a-12)

-Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

-Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________
Section 8 - Other Events

Item 8.01 Other Events

February 29, 2012, we entered into a licence agreement with Cigars and Spirits Magazine ("C&S"), whereby C&S agreed to grant the Licensee the right to market the products of the Licensor as well as the right of use of the products of the Licensor including but not limited to the sales, promotion and advertising vehicles. The Licensee has the right to use any and all trade names of the Licensor including but not limited to 'Cigars and Spirits' 'C&S' 'Cigars and Spirits Tasting Club' & 'CST'.
On July 8, 2013, C&S notified us that it intended to terminate the Licence agreement described above. We mutually agreed to terminate the agreement on August 1, 2013 to allow us to pursue our business plan.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other filings we make from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.



ITEM 9.01       EXHIBITS.

EXHIBIT NUMBER                     DESCRIPTION

10.1-Licence agreement with Cigars and Spirits Magazine dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 12, 2013                     Innovative Products Opportunities, Inc.

                                         By: /s/ Doug Clark
                                         Doug Clark, Chief Executive Officer